SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: October 28, 2008

                                                 Commission File Number: 0-24081

                              QLINKS AMERICA, INC.
             (Exact name of registrant as specified in its charter)

 Colorado                                             90-0138998
(State or other jurisdiction of incorporation or  (I.R.S. Employer
 organization)                                    Identification No.)

          2000 Wadsworth PMB 179, Lakewood, CO                       80124
          ------------------------------------------              ---------
      (Address of principal executive offices)                    (Zip Code)

                                 (303) 328-3290
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

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Section 4 - MATTERS RELATED TO ACCOUNTANTS & FINANCIAL STATEMENTS

Item 4.01 - Changes in Registrant's Certifying Accountant.

Jaspers + Hall, PC formerly the independent registered public accountant for Qlinks America, Inc. (the Company), was dismissed as the Company's independent registered public accountant on October 21, 2008 due to the auditor's revocation from the Public Accounting Oversight Board (PCAOB). At this time, the Company has not engaged new auditors but is in the process of doing so.

The action to engage new auditors was approved by the Board of Directors. No audit committee exists, other than the members of the Board of Directors.

In connection with audit of fiscal years ended December 31, 2008 and 2007 and the cumulative period of January 1, 2008 through June 30, 2008 and through the date of termination of the accountants, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The audit report by Jasper + Hall, PC for the fiscal years ended December 31, 2008 and 2007, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 2008                             QLINKS AMERICA, INC


                                                  By: /s/Denis Iler
                                                  ---------------------
                                                  Denis Iler,
                                                  President